Exhibit 99.1

News from Aon

Aon Announces Pricing by Subsidiary of Offering of €500 million of its 6.25% Guaranteed Notes due July 1, 2014

CHICAGO, IL — June 24, 2009 - Aon Corporation (NYSE: AOC) (“Aon”) announced today the pricing by its indirect, wholly-owned subsidiary Aon Financial Services Luxembourg, S.A. (the “Issuer”) of the Issuer’s offering of €500 million of its 6.25% Guaranteed Notes due July 1, 2014 (the “Notes”).   Aon will unconditionally and irrevocably guarantee the payment of the principal and interest in respect of the Notes.

The Notes will be submitted for acceptance by the Luxembourg Stock Exchange (the “Exchange”) for the purpose of listing the Notes on the official list of the Exchange and trading the Notes on the Exchange’s Euro MTF Market.

The Company intends to use the net proceeds from the sale of the Notes for its general corporate purposes, including using a portion of the proceeds to repay all of its outstanding borrowings under its €650 million multi-currency revolving loan credit facility, which as of June 23, 2009 are approximately €482 million and have a floating daily interest rate that was approximately 1.2% as of the close of business on June 23, 2009.

The closing of the sale of the Notes is subject to customary conditions.  In addition, the Notes have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”). The Notes have been offered for sale exclusively outside the United States to non-U.S. investors in the non-U.S. capital markets in accordance with Regulation S under the Securities Act, and may not be offered, sold or delivered within the United States or to or for the account or benefit of U.S. persons except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Aon

Aon Corporation (NYSE: AOC) is the leading global provider of risk management services, insurance and reinsurance brokerage, and human capital consulting. Through its more than 37,000 colleagues worldwide, Aon readily delivers distinctive client value via innovative and effective risk management and workforce productivity solutions. Aon’s industry-leading global resources and technical expertise are delivered locally through more than 500 offices in more than 120 countries. Named the world’s best broker by Euromoney magazine’s 2008 and 2009 Insurance Survey, Aon also ranked highest on Business Insurance’s listing of the world’s largest insurance brokers based on commercial retail, wholesale, reinsurance and personal lines brokerage revenues in 2008. A.M. Best deemed Aon the number one insurance broker based on brokerage revenues in 2007 and 2008, and Aon was voted best insurance intermediary, best reinsurance intermediary and best employee benefits consulting firm in 2007 and 2008 by the readers of Business Insurance.  For more information on Aon, log onto http://www.aon.com/.

Safe Harbor Statement

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws, the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, ERISA class actions, the cost of resolution of other contingent liabilities and loss contingencies, our ability to integrate Benfield successfully and to realize the anticipated benefits of the Benfield merger.  Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

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Investor Contact:	Media Contact:
Scott Malchow	David Prosperi
Vice President, Investor Relations	Vice President, Global Public Relations
312-381-3983	312-381-2485